Exhibit 99.1

Press contacts:		Investor Contact:
Trinseo	Makovsky	Trinseo
Donna St. Germain	Doug Hesney	David Stasse
Tel : +1 610-240-3307	Tel: +1 212-508-9661	Tel : +1 610-240-3207
Email: stgermain@trinseo.com	Email: dhesney@makovsky.com	Email: dstasse@trinseo.com

Trinseo Provides Preliminary Third Quarter 2018 Financial Results

BERWYN, Pa — October 9, 2018 — Trinseo (NYSE: TSE), a global materials company and manufacturer of plastics, latex binders and synthetic rubber, today announced that third quarter 2018 results are expected to be below previously issued guidance. Third quarter 2018 net income is estimated to be between $74 million and $80 million; Adjusted EBITDA is estimated to be between $140 million and $146 million.

Net income is expected to be below previously issued guidance by approximately $15 million with about $9 million from operating performance and about $6 million from one-time expenses primarily consisting of costs related to the project to insource administrative services. Please note that, as is normal practice, the Company does not provide estimates for reconciling items such as one-time expenses in its guidance. In addition, Adjusted EBITDA is expected to be below previously issued guidance by approximately $12 million.

The operational results include Feedstocks segment Adjusted EBITDA that is approximately $20 million higher than previously issued guidance due to better than expected styrene margins in Europe and Asia in the latter part of the quarter. However, results in the Latex Binders, Synthetic Rubber, Performance Plastics, and Polystyrene segments were below previously issued guidance due to several factors.

Generally higher raw materials costs, a slowdown in the automotive industry and the continuation of a weaker tire market negatively impacted the Company’s Performance Plastics and Synthetic Rubber segments, leading to lower than expected sales volume and margin compression in each of these segments. In addition, operating results in Latex Binders, Synthetic Rubber, and Performance Plastics for the third quarter were negatively impacted by a reduction in customer demand driven by the continued uncertainty of global trade dynamics as well as from customer destocking in anticipation of lower feedstock prices in the future. Our expectation going forward is that weakness in the automotive and tire markets, as well as the slowdown in China will impact our future results to the extent trade uncertainty persists.

“Our third quarter results were impacted by several adverse operating factors, including higher raw material costs, declining automotive production as well as market uncertainty in China from ongoing trade negotiations,” said Chris Pappas, Trinseo’s President and Chief Executive Officer. “We are actively evaluating and taking actions to address these challenges and are working to minimize impacts on our future results.”

Previously issued guidance for the third quarter 2018 was net income of $88 million to $96 million and Adjusted EBITDA of $150 million to $160 million. The Company had previously expected a minimal net timing impact in the third quarter and currently expects an unfavorable impact of less than $5 million.

Further details will be communicated on Trinseo’s third quarter financial results conference call on November 7, 2018 at 10 am eastern time.

Unaudited financial data for the fiscal quarter ended September 30, 2018 presented above are preliminary, based upon our good faith estimates and subject to completion of our financial closing procedures. We have provided ranges for our expectations described above because our fiscal quarter closing procedures are not yet complete. While we expect that our final financial results for the quarterly period ended September 30, 2018, following the completion of our financial closing procedures, will be within the ranges described above, our actual results may differ materially from these estimates as a result of the completion of our financial closing procedures as well as final adjustments and other developments that may arise between now and the time that our financial results for this quarterly period are finalized. All of the data presented above has been prepared by and is the responsibility of management. This summary is not a comprehensive statement of our financial results for the quarterly period.

Note 1: Reconciliation of Non-GAAP Performance Measures to Net income

We present Adjusted EBITDA as a non-GAAP financial performance measure, which we define as income from continuing operations before interest expense, net; income tax provision; depreciation and amortization expense; loss on extinguishment of long-term debt; asset impairment charges; gains or losses on the dispositions of businesses and assets; restructuring; acquisition related costs and other items.  In doing so, we are providing management, investors, and credit rating agencies with an indicator of our ongoing performance and business trends, removing the impact of transactions and events that we would not consider a part of our core operations.

Lastly, we present Adjusted Net Income and Adjusted EPS as additional performance measures. Adjusted Net Income is calculated as Adjusted EBITDA (defined beginning with net income, above), less interest expense, less the provision for income taxes and depreciation and amortization, tax affected for various discrete items, as appropriate. Adjusted EPS is calculated as Adjusted Net Income per weighted average diluted shares outstanding for a given period. We believe that Adjusted Net Income and Adjusted EPS provide transparent and useful information to management, investors, analysts and other stakeholders in evaluating and assessing our operating results from period-to-period after removing the impact of certain transactions and activities that affect comparability and that are not considered part of our core operations.

There are limitations to using the financial performance measures noted above. These performance measures are not intended to represent net income or other measures of financial performance.  As such, they should not be used as alternatives to net income as indicators of operating performance. Other companies in our industry may define these performance measures differently than we do. As a result, it may be difficult to use these or similarly-named financial measures that other companies may use, to compare the performance of those companies to our performance. We compensate for these limitations by providing reconciliations of these performance measures to our net income, which is determined in accordance with GAAP.

For the reasons discussed above, we are providing the following reconciliations of expected net income to Adjusted EBITDA and Adjusted EPS for the three months ended September 30, 2018.  See “Note on Forward-Looking Statements” below for a discussion of the limitations of these estimates. Amounts below may not sum due to rounding.

(In millions, except per share data)	Three Months Ended September 30, 2018
Adjusted EBITDA	$140 - 146
Interest expense, net	(10)
Provision for income taxes	(17)
Depreciation and amortization	(32)
Reconciling items to Adjusted EBITDA (a)	(7)
Net Income	74 - 80
Reconciling items to Adjusted Net Income (a)	6
Adjusted Net Income	80 - 86

Weighted average shares- diluted (b)	43.3
EPS (Diluted)	$1.70 - 1.83
Adjusted EPS	$1.84 - 1.97

(a)                  Reconciling items to Adjusted EBITDA and Adjusted Net Income for the three months ended September 30, 2018 reflect the Company’s preliminary estimate of adjustments for the period.

(b)                  Weighted average share information presented above is unaudited and remains preliminary, based upon our good faith estimates and subject to completion of our financial statement close procedures, as discussed above.

About Trinseo

Trinseo (NYSE:TSE) is a global materials solutions provider and manufacturer of plastics, latex binders, and synthetic rubber. We are focused on delivering innovative and sustainable solutions to help our customers create products that touch lives every day — products that are intrinsic to how we live our lives — across a wide range of end-markets, including automotive, consumer electronics, appliances, medical devices, lighting, electrical, carpet, paper and board, building and construction, and tires. Trinseo had approximately $4.4 billion in net sales in 2017, with 16 manufacturing sites around the world, and approximately 2,200 employees. For more information visit www.trinseo.com.

Use of non-GAAP measures

In addition to using standard measures of performance and liquidity that are recognized in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we use additional measures of income excluding certain GAAP items (“non-GAAP measures”), such as Adjusted Net Income, Adjusted EBITDA and Adjusted EPS. We believe these measures are useful for investors and management in evaluating business trends and performance each period.  These income measures are also used to manage our business and assess current period profitability, as well as to provide an appropriate basis to evaluate the effectiveness of our pricing strategies. Such measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, as applicable. The definitions of each of these measures, further discussion of usefulness, and reconciliations of non-GAAP measures to GAAP measures are provided herein.

Note on Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “target,” “outlook,” “guidance,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release may include, without limitation, forecasts of performance, growth, net sales, business activity, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such factors include, among others: conditions in the global economy and capital markets; the inability of the Company to execute on its business strategy; volatility in costs or disruption in the supply of the raw materials utilized for our products; loss of market share to other producers of chemical products; compliance with laws and regulations impacting our business; changes in laws and regulations applicable to our business; our inability to continue technological innovation and successful introduction of new products; system security risk issues that could disrupt our internal operations or information technology services; the loss of customers; the market price of the Company’s ordinary shares prevailing from time to time; the nature of other investment opportunities presented to the Company from time to time; and the Company’s cash flows from operations. Additional risks and uncertainties are set forth in the Company’s reports filed with the United States Securities and Exchange Commission, which are available at http://www.sec.gov/ as well as the Company’s web site at http://www.trinseo.com. As a result of the foregoing considerations, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.